UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

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☐	Definitive Proxy Statement

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☐	Soliciting Material Pursuant to Section 240.14a-12

ALLEGRO MERGER CORP.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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ALLEGRO MERGER CORP.
777 THIRD AVENUE, 37TH FLOOR
NEW YORK, NEW YORK 10017

PROXY STATEMENT SUPPLEMENT

December 23, 2019

TO THE STOCKHOLDERS OF ALLEGRO MERGER CORP.:

This is a supplement (this “Supplement”) to the definitive proxy statement of Allegro Merger Corp. (the “Company”), dated December 9, 2019 (the “Proxy Statement”), that was sent to you in connection with the Company’s special meeting of stockholders originally scheduled for 10:00 a.m., Eastern Time, on December 23, 2019, at the offices of Graubard Miller, the Company’s counsel, at The Chrysler Building, 405 Lexington Avenue, 11th Floor, New York, New York 10174. The Company has determined to adjourn the special meeting to January 3, 2020 and it will take place at 10:00 a.m., Eastern Time, at the offices of Graubard Miller, the Company’s counsel, at The Chrysler Building, 405 Lexington Avenue, 11th Floor, New York, New York 10174.

At the special meeting, the Company’s stockholders will be asked to consider and vote upon a proposal to amend (the “Extension Amendment”) the Company’s amended and restated certificate of incorporation to extend the date by which the Company has to consummate an initial business combination (the “Extension”) from January 6, 2020 to March 31, 2020 (the “Extended Date”).

The individuals and entities that participated in the private placement of units that occurred simultaneously with the Company’s initial public offering (the “insiders”) have agreed that if the Extension Amendment is approved, they or their affiliates will contribute to the Company, pro rata in accordance with their purchases of private units, a loan (each loan being referred to herein as a “Contribution”) for each public share that is not converted in connection with the stockholder vote to approve the Extension in an amount of $0.02 as a prorated amount for the partial month of January 2020 and $0.025 for each of February 2020 and March 2020, for an aggregate Contribution of approximately $1.05 million (assuming no public shares were converted); provided that the obligation of the insiders to make each Contribution shall be subject to the continued effectiveness of the TGI Friday’s merger agreement as of the Contribution date, or, if such agreement is earlier terminated, the affirmative majority vote of the Board of Directors of the Company requiring such Contribution. If the Board of Directors determined not to require the Contribution, the Company would distribute the remaining amounts in the trust account to the then holders of public shares. Approval of the Extension Amendment on the terms described herein shall be deemed consent for the Company to amend the trust agreement governing the trust account to allow distribution of the funds contained therein upon such determination by the Board of Directors.

Subject to the foregoing proviso, each Contribution will be deposited in the trust account established in connection with the Company’s initial public offering, with the first Contribution occurring on or prior to January 10, 2020, the second Contribution occurring on or before January 31, 2020, and the third and final Contribution occurring on or before February 29, 2020. It is expected that the conversion amount per share at the meeting for the Company’s business combination with TGI Friday’s will be approximately $10.32 per share (including anticipated accrued interest), in comparison to the current conversion amount of approximately $10.22 per share.

The insiders will not make any Contribution unless the Extension Amendment is approved and the Extension is completed. The Contributions will not bear any interest and will be repayable by the Company to the insiders or their affiliates upon consummation of an initial business combination. The loans will be forgiven if the Company is unable to consummate an initial business combination except to the extent of any funds held outside of the Company’s trust account.

Only holders of record of the Company’s common stock at the close of business on December 5, 2019, which is the record date for the special meeting, are entitled to notice of the special meeting and to vote and have their votes counted at the special meeting and any adjournments or postponements of the special meeting. As of the close of business on December 5, 2019, there were 19,060,000 shares of common stock issued and outstanding and entitled to vote. Each share is entitled to one vote per share at the special meeting.

All holders of public shares, regardless of whether they vote for or against the Extension Amendment or do not vote at all, may elect to convert their public shares into their pro rata portion of the trust account if the Extension is implemented. The Company estimates that the per-share pro rata portion of the trust account will be approximately $10.22 at the time of the special meeting. The closing price of the Company’s common stock on the record date was $10.21. Accordingly, if the market price were to remain the same until the date of the special meeting, a public stockholder exercising conversion rights would result in that public stockholder receiving $0.01 more than if the public stockholder sold stock in the open market. The Company cannot assure stockholders that they will be able to sell their public shares in the open market, even if the market price per share is higher than the conversion price stated above, as there may not be sufficient liquidity in its securities when such stockholders wish to sell their shares.

To demand conversion, you must either physically tender your stock certificates to Continental Stock Transfer & Trust Company, the Company’s transfer agent, at Continental Stock Transfer & Trust Company, 1 State Street, New York, New York 10004, Attn: Mark Zimkind, mzimkind@continentalstock.com, prior to the vote for the Extension Amendment or deliver your shares to the transfer agent electronically using The Depository Trust Company’s DWAC (Deposit/Withdrawal At Custodian) System prior to the vote for the Extension Amendment, which election would likely be determined based on the manner in which you hold your shares. You will only be entitled to receive cash in connection with a conversion of these shares if you continue to hold them until the effective date of the Extension.

If you previously tendered your shares for conversion and decide prior to the vote at the special meeting that you do not want to convert your shares, you may withdraw the tender. If you delivered your shares for conversion to the Company’s transfer agent, you may request that the Company’s transfer agent return the shares (physically or electronically). You may make such request by contacting the Company’s transfer agent at the address listed above.

Before you vote you should read the Proxy Statement and other documents that the Company has filed with the Securities and Exchange Commission, together with this Supplement, for more complete information about the Company and the Extension. If you have questions about the Extension or if you need additional copies of this Supplement, the Proxy Statement, or the proxy card you should contact:

Allegro Merger Corp.
777 Third Avenue, 37th Floor
New York, New York 10017
Attn: David D. Sgro
Telephone: (212) 319-7676

or

MacKenzie Partners Inc.
1407 Broadway, 27th Floor
New York, NY 10018
Tel: (800) 322-2885
Fax: (212) 929-0308

You may also obtain a free copy of this Supplement, the Proxy Statement and other documents containing information about the Company and the Extension, without charge, at the SEC’s website at www.sec.gov.

This Supplement should be read together with the Proxy Statement. To the extent that the information in this Supplement is inconsistent with the information in the Proxy Statement, the information in this Supplement supersedes the information in the Proxy Statement. Terms that are defined in the Proxy Statement have the same meanings in this Supplement, unless a new definition for such term is provided herein.

All of the Company’s stockholders are cordially invited to attend the special meeting in person. If you are a stockholder of record and you have already provided a proxy, your shares will be voted in accordance with your instructions at the special meeting, unless you affirmatively change your proxy as described in the Proxy Statement. If you have not yet provided a proxy, you are urged to complete, sign, date and return the proxy card that was enclosed with the Proxy Statement previously mailed to you as soon as possible. If you are a stockholder of record, you may also cast your vote in person at the special meeting. If your shares are held in an account at a brokerage firm or bank, you must instruct your broker or bank on how to vote your shares or, if you wish to attend the special meeting and vote in person, obtain a proxy from your broker or bank. If you have already instructed your broker or bank how to vote your shares, your shares will be voted in accordance with those instructions at the special meeting, unless you affirmatively change your instructions as described in the Proxy Statement.

Your vote is important regardless of the number of shares you own. Whether you plan to attend the special meeting or not, please sign, date and return the enclosed proxy card as soon as possible in the envelope provided. If your shares are held in “street name” or are in a margin or similar account, you should contact your broker to ensure that votes related to the shares you beneficially own are properly counted.

Thank you for your participation. We look forward to your continued support.

By Order of the Board of Directors

/s/ David D. Sgro
David D. Sgro
Chairman of the Board

You are not being asked to vote on the proposed business combination at this time. If the Extension is implemented and you do not elect to convert your public shares, you will retain the right to vote on the proposed business combination with TGI Fridays when and if it is submitted to stockholders and the right to convert your public shares into a pro rata portion of the trust account in the event the proposed business combination is approved and completed or the Company has not consummated a business combination by the Extended Date.

Neither the Securities and Exchange Commission nor any state securities commission has determined if the Proxy Statement, as supplemented by this Supplement, is accurate or complete. Any representation to the contrary is a criminal offense.

Your vote is important. Please sign, date and return your proxy card as soon as possible to make sure that your shares are represented at the special meeting. If you are a stockholder of record, you may also cast your vote in person at the special meeting. If your shares are held in an account at a brokerage firm or bank, you must instruct your broker or bank how to vote your shares, or you may cast your vote in person at the special meeting by obtaining a proxy from your brokerage firm or bank. Your failure to vote or instruct your broker or bank how to vote will have the same effect as voting against each of the proposals.

This Supplement is dated December 23, 2019 and is first being mailed to stockholders of the Company on or about such date.

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